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                                 CERTIFICATE OF
                                  INCORPORATION

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                               ISTORAGE NETWORKS,
                                      INC.




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                              DATE OF INCORPORATION
                                  MAY 13, 1997

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

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 05/13/1997
                                                          971161032 - 2753360



                          CERTIFICATE OF INCORPORATION

                                       OF

                        GAMRYN INFORMATION SERVICES, INC.


TO THE SECRETARY OF STATE
STATE OF DELAWARE:

     The undersigned Incorporator, whose name and address is shown below, being legally competent to enter into contracts, for the purpose of forming a corporation under Delaware General Corporation Law does hereby adopt the following Certificate of Incorporation:

                                       I
                                      NAME
                                      ----

     The name of the Corporation is:

                        CAMRYN INFORMATION SERVICES, INC.

                                       II
                           REGISTERED OFFICE AND AGENT
                           ---------------------------

     The name and address of the Corporation's registered agent and registered office, which is not necessarily the Corporations's principal office, are:

                          The Corporation Trust Company
                          1209 Orange Street
                          Wilmington, DE  19801
                          New Castle County

                                       III
                                    PURPOSES
                                    --------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                       IV
                                    DURATION
                                    --------

     The duration of the corporation is perpetual

                                        V
                                AUTHORIZED STOCK
                                ----------------

     The Corporation shall be authorized to share, issue 100,000,000 shares of common stock, par value $.0001 per share, for a total authorized capital stock of $100,000.00

                                       VI
                              ATTRIBUTES OF STOCK
                              -------------------

     All common stock shall be non-assessable, and each holder of common stock shall be entitled to one (1) vote per share of common stock held by such shareholder.

     The Board of Directors of the Corporation shall have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital stock of the Corporation, and, to the extent not designated in this Certificate of Incorporation and as permitted by law, to designate the classes or series of the Corporation's capital stock and to determine the voting rights and powers, and such designations, powers, preferences, or other special rights and qualifications, limitations or restrictions thereof, as the Board shall from time to time determine by duly adopted resolutions.

     At any time and from time to time when authorized by resolution of the Board of Directors, the Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares authorized by the Certificate of Incorporation or out of shares of its capital stock redeemed by the Corporation.

     When authorized by resolution of the Board of Directors, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

                                       VII
                                    DIRECTORS
                                    ---------

     The number of Directors of the Corporation shall be as specified in the Bylaws, and such number may from time to time be increased or decreased under the Bylaws or any amendment or change thereto; provided, however, that the number of Directors of the Corporation shall at no time be less than one (1). The initial Board of Directors shall consist of (1) member, whose name and mailing address is:

                         Jesse A. Clayton
                         7633 East 63rd Place, Suite 210
                         Tulsa, Oklahoma 74133

     Directors of the Corporation need not be elected by written ballot.

                                      VIII
                                     BYLAWS
                                     ------

     The Bylaws governing this Corporation may be adopted, amended or repealed by the Board of directors; provided, however, that the power to adopt, amend or repeal the Bylaws so conferred upon the Directors herein shall not divert the shareholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

                                       IX
                           RELATED PARTY TRANSACTIONS
                           --------------------------

     To the extent permitted by law, no contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other which one or more of its Directors or Officers are present at or participate in contract or transaction, or solely because the Directors or officers or their votes are counted for such purpose.

                                        X
                                 INDEMNIFICATION
                                 ---------------

     The Board of Directors is expressly authorized to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent and in the manner permitted by the laws of the State of Delaware and the Bylaws of the Corporation.

     Signed  at  Tulsa,   Oklahoma,   this  13th  day  of  May,  1997.



                                              /s/ G. David Gordon
                                              ----------------------------------
                                              G. David Gordon
                                              G. DAVID GORDON & ASSOCIATES, P.C.
                                              7633 E. 63 Place, Ste. 210
                                              Tulsa, Oklahoma 74133

                                    Delaware
                                -----------------  PAGE 1
                                 The First State




     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CAMRYN INFORMATION SERVICES, INC.", CHANGING ITS NAME FROM "CAMRYN INFORMATION SERVICES, INC." TO "ISTORAGE NETWORKS, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 2004, AT 12:30 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.














                                        /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

     2753360 8100                               AUTHENTICATION: 3463385

     040804249                                      DATE: 11-08-04